EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of PhyMatrix Corp. on Form S-4 (File No. 33- ) of our report dated October 5, 1995, on our audits of the financial statements of Radiation Care, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."

                                                    /s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
July 29, 1996